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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                January 12, 1999
                Date of Report (Date of earliest event reported)


                              TRUSTMARK CORPORATION
             (Exact name of registrant as specified in its charter)


  Mississippi                    0-3683                           64-0471500
(State or other          (Commission File Number)               (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)



                             248 East Capitol Street
                                Jackson, MS 39201
          (Address, including zip code, of principal executive office)


                                 (601) 354-5111
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

     On November 10, 1998, Trustmark Corporation announced that its Board of Directors had authorized the repurchase of up to 7.5%, or approximately 5.46 million shares of the Corporation's common stock. Through December 31, 1998, the Corporation had purchased approximately 242,000 shares. The repurchase program, which is subject to market conditions and management discretion, has been implemented through open market purchases or privately negotiated transactions.
     Trustmark Corporation, whose stock is traded on the NASDAQ exchange (TRMK), is the parent company of Trustmark National Bank which is headquartered in Jackson, Mississippi.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRUSTMARK CORPORATION


BY:   /s/ Frank R. Day                              BY:   /s/ Richard G. Hickson
      -----------------------------                       ----------------------
      Frank R. Day                                        Richard G. Hickson
      Chairman of the Board                               President & Chief
                                                          Executive Officer

DATE: January 12, 1999                              DATE: January 12, 1999


BY:   /s/ Gerard R. Host
      -----------------------------
      Gerard R. Host
      Treasurer
      (Chief Financial and
      Accounting Officer)

DATE: January 12, 1999